Exhibit 31.2
Certification of Chief Executive Officer
of Periodic Report Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, Ellida McMillan, certify that:

1) I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of PhenixFIN Corporation (f/k/a Medley Capital Corporation) (the “Company”);

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 28, 2021

/s/ Ellida McMillan
Ellida McMillan
Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer)